Exhibit 5.1

601 Lexington Avenue New York, NY 10022 United States +1 212 446 4800 www.kirkland.com	Facsimile: +1 212 446 4900

November 6, 2025

CF Industries Holdings, Inc.

CF Industries, Inc.

2375 Waterview Drive

Northbrook, Illinois 60062

Re:      Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as special counsel to CF Industries Holdings, Inc., a Delaware corporation (“CF Holdings”), and CF Industries, Inc., a Delaware corporation and wholly owned subsidiary of CF Holdings (“CF Industries”), in connection with the preparation and filing by CF Holdings and CF Industries of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act, of an unspecified amount of the following securities: (i) common stock of CF Holdings, par value $0.01 per share (the “Common Stock”); (ii) preferred stock of CF Holdings, par value $0.01 per share (the “Preferred Stock”); (iii) depositary shares of CF Holdings representing fractional interests of Preferred Stock (the “Depositary Shares”); (iv) one or more series of debt securities of CF Holdings (the “Parent Debt Securities”); (v) the full and unconditional guarantee of CF Holdings of any Subsidiary Debt Securities (as defined below) (the “Parent Guarantees”); (vi) warrants to purchase Parent Debt Securities, Subsidiary Debt Securities, Common Stock or Preferred Stock (the “Warrants”); (vii) stock purchase contracts, pursuant to which the holder will purchase from CF Holdings a specified number of shares of Common Stock at a future date or dates (the “Stock Purchase Contracts”); (viii) stock purchase units, consisting of a Stock Purchase Contract and a security (of CF Holdings or another issuer) securing the holder’s obligation to purchase the Common Stock under the Stock Purchase Contracts (“Stock Purchase Units”); and (ix) one or more series of debt securities of CF Industries (such debt securities, the “Subsidiary Debt Securities” and, collectively with the Common Stock, the Preferred Stock, the Depositary Shares, the Parent Debt Securities, the Parent Guarantees, the Warrants, the Stock Purchase Contracts and the Stock Purchase Units, the “Securities”), in one or more offerings from time to time on a delayed or continuous basis.

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CF Industries Holdings, Inc.

CF Industries, Inc.

November 6, 2025

You have advised us that (i) the Parent Debt Securities will be issued under an Indenture (the “Parent Debt Indenture”) in a form that will be filed as an exhibit to the Registration Statement or incorporated by reference therein, to be entered into between CF Holdings and one or more trustees (the “Parent Debt Trustee”), (ii) the Subsidiary Debt Securities and related Parent Guarantees will be issued under the Indenture, dated as of November 6, 2025, by and among CF Industries, CF Holdings and Wilmington Trust, National Association, as trustee (the “Subsidiary Debt Trustee” and, together with the Parent Debt Trustee, the “Trustees” and each, a “Trustee”) (including any amendments or supplements thereto, the “Subsidiary Debt Indenture” and, together with Parent Debt Indenture, the “Indentures” and each, an “Indenture”), (iii) the Depositary Shares will be issued pursuant to one or more deposit agreements (including a form of depositary receipt evidencing the Depositary Shares) (each, a “Deposit Agreement”), by and between CF Holdings and a depositary (each, a “Depositary”), in a form that will be filed as an exhibit to the Registration Statement or incorporated by reference therein, (iv) the Warrants will be issued pursuant to one or more warrant agreements (including a form of certificate evidencing the Warrants) (each, a “Warrant Agreement”), by and between CF Holdings and a bank or trust company named therein as the warrant agent (the “Warrant Agent”), in a form that will be filed as an exhibit to the Registration Statement or incorporated by reference therein, (v) the Stock Purchase Contracts will be issued pursuant to one or more stock purchase contracts (including a form of Stock Purchase Contract) (each, a “Stock Purchase Contract”), by and among CF Holdings and the other parties named herein, in a form that will be filed as an exhibit to the Registration Statement or incorporated by reference therein, and (vi) the Stock Purchase Units will be issued under one or more unit agreements (including a form of Stock Purchase Unit) (each, a “Unit Agreement”), by and among CF Holdings and the other parties named therein, in a form that will be filed as an exhibit to the Registration Statement or incorporated by reference therein. The Parent Debt Indenture, Subsidiary Debt Indenture and each Deposit Agreement, Warrant Agreement, Stock Purchase Contract and Unit Agreement shall be referred to herein as a “Governing Document.” Each Trustee, Depositary, Warrant Agent or other counterparty to a Governing Document, shall be referred to herein as a “Governing Document Counterparty.”

In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the Third Amended and Restated Certificate of Incorporation of CF Holdings, (ii) the Fifth Amended and Restated Bylaws of CF Holdings, (iii) the Restated Certificate of Incorporation of CF Industries, (iv) the Bylaws of CF Industries and (v) the Registration Statement and the exhibits thereto.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto and the due authorization, execution and delivery of all documents by the parties thereto (other than, with respect to due authorization, CF Holdings and CF Industries). We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of the officers and other representatives of CF Holdings, CF Industries and others as to factual matters.

CF Industries Holdings, Inc.

CF Industries, Inc.

November 6, 2025

We have also assumed that:

(i)            the Registration Statement and any amendments thereto (including any post-effective amendments) will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement;

(ii)           a prospectus supplement or term sheet (each, a “Prospectus Supplement”) will have been prepared and filed with the Commission, along with any exhibits necessary under the rules and regulations of the Commission, describing the Securities offered thereby and will comply with all applicable laws;

(iii)          all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner and for the consideration stated in the Registration Statement and the applicable Prospectus Supplement;

(iv)          the Securities will be issued and sold in the form and containing the terms set forth in the Registration Statement, the applicable Prospectus Supplement and the relevant Governing Document;

(v)           at the time of the issuance, sale and delivery of each Security, (1) the authorization of such Security by CF Holdings and CF Industries, as applicable, will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability of such Security and (2) the issuance, sale and delivery of such Security, the terms of such Security, the terms of the applicable Governing Document, and the compliance by CF Holdings and CF Industries, as applicable, with the terms of such Security and the terms of the applicable Governing Document, will not violate any applicable law, any agreement or instrument then binding upon CF Holdings and CF Industries, or cause default thereunder, as applicable, or any restriction imposed by any court or governmental body having jurisdiction over CF Holdings and CF Industries, as applicable;

(vi)          CF Holdings and CF Industries, as applicable, will have obtained any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities necessary to issue and sell the Securities being offered and to execute and deliver the applicable Governing Document;

CF Industries Holdings, Inc.

CF Industries, Inc.

November 6, 2025

(vii)         the Subsidiary Debt Indenture and the Trustee will have been qualified under the Trust Indenture Act of 1939, as amended;

(viii)        the Parent Debt Indenture, and any supplements, amendments or certificates required to issue any Parent Debt Securities thereunder will have been, duly authorized, executed and delivered by CF Holdings and the Trustee, and the Parent Debt Indenture and the Trustee will have been qualified under the Trust Indenture Act of 1939, as amended;

(ix)           a definitive purchase, underwriting, distribution, sales agent or similar agreement, if applicable (each, a “Purchase Agreement”), with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by CF Holdings and CF Industries, as applicable, and the other parties thereto; and

(x)            any Securities issuable upon conversion, exchange, or exercise of any Security being offered or issued will be duly authorized, created, and, if appropriate, reserved for issuance upon such conversion, exchange, or exercise.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth herein, we are of the opinion that:

1.             When, as and if (a) the shares of Common Stock to be offered and sold by CF Holdings have been duly authorized by appropriate corporate or organizational action of CF Holdings and (b) such shares of Common Stock have been issued, sold and delivered against payment therefor (which shall be in an amount at least equal to the par value of the shares being issued and sold) in accordance with such authorization, the applicable Purchase Agreement and applicable law (including any shares of Common Stock delivered upon exercise, conversion or exchange of any Securities that are exercisable, convertible into or exchangeable for shares of Common Stock pursuant to the terms thereof, assuming that such Securities have been duly authorized and established in accordance with applicable law, appropriate corporate or organizational action has been taken to authorize the form, terms, issuance and delivery of such Securities and such Securities have been issued, sold and delivered against payment therefor by duly authorized officers in accordance with such authorization, the applicable Purchase Agreement, any applicable Governing Document and applicable law), such shares of Common Stock will be validly issued, fully paid and non-assessable.

CF Industries Holdings, Inc.

CF Industries, Inc.

November 6, 2025

2.             When, as and if (a) any particular series of Preferred Stock has been duly authorized and established in accordance with applicable law, (b) appropriate corporate or organizational action has been taken by CF Holdings to authorize the form, terms, issuance and delivery of shares of such Preferred Stock (including the filing of any required certificate of designation, amendment or supplement to the organizational documents of CF Holdings), and (c) the shares of such Preferred Stock have been issued, sold and delivered against payment therefor (which shall be in an amount at least equal to the par value of the shares being issued and sold) in accordance with such authorization, the applicable Purchase Agreement and applicable law (including any shares of Preferred Stock delivered upon exercise, conversion or exchange of any Securities that are exercisable, convertible into or exchangeable for shares of Preferred Stock pursuant to the terms thereof, assuming that such Securities have been duly authorized and established in accordance with applicable law, appropriate corporate or organizational action has been taken to authorize the form, terms, issuance and delivery of such Securities and such Securities have been issued, sold and delivered against payment therefor by duly authorized officers in accordance with such authorization, the applicable Purchase Agreement, any applicable Governing Document and applicable law), such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

3.             When, as and if (a) any Parent Debt Securities have been duly authorized and duly established in accordance with the Parent Debt Indenture and applicable law, (b) appropriate corporate or organizational action has been taken to authorize the form, terms, execution and delivery of such Parent Debt Securities (and any required amendment or supplement to the Parent Debt Indenture), and (c) the applicable Parent Debt Securities have been duly executed, attested, issued and delivered by duly authorized officers against payment in accordance with such authorization, the Parent Debt Indenture, the applicable Purchase Agreement and applicable law, and duly authenticated by the Parent Debt Trustee in accordance with the Parent Debt Indenture, such Parent Debt Securities (including any Parent Debt Securities duly executed and delivered upon exercise, conversion or exchange of any Securities that are exercisable, convertible into or exchangeable for Parent Debt Securities pursuant to the terms thereof, assuming that such Securities have been duly authorized and established in accordance with applicable law, appropriate corporate or organizational action has been taken to authorize the form, terms, issuance and delivery of such Securities and such Securities have been issued, sold and delivered against payment therefor by duly authorized officers in accordance with such authorization, the applicable Purchase Agreement, any applicable Governing Document and applicable law) will be validly issued and will constitute binding obligations of CF Holdings enforceable against CF Holdings in accordance with their terms.

4.             When, as and if (a) any Subsidiary Debt Securities and related Parent Guarantee have been duly authorized and duly established in accordance with the Subsidiary Debt Indenture and applicable law, (b) appropriate corporate or organizational action has been taken to authorize the form, terms, execution and delivery of such Subsidiary Debt Securities, the related Parent Guarantee and the Subsidiary Debt Indenture and the Subsidiary Debt Indenture has been duly executed and delivered in accordance with such authorization, and (c) the applicable Subsidiary Debt Securities have been duly executed, attested, issued and delivered by duly authorized officers against payment in accordance with such authorization, the Subsidiary Debt Indenture, the applicable Purchase Agreement and applicable law, and duly authenticated by the Subsidiary Debt Trustee in accordance with the Subsidiary Debt Indenture, such Subsidiary Debt Securities and the related Parent Guarantee (including any Subsidiary Debt Securities delivered upon exercise, conversion or exchange of any Securities that are exercisable, convertible into or exchangeable for Subsidiary Debt Securities pursuant to the terms thereof, assuming that such Securities have been duly authorized and established in accordance with applicable law, appropriate corporate or organizational action has been taken to authorize the form, terms, issuance and delivery of such Securities and such Securities have been issued, sold and delivered against payment therefor in accordance with such authorization, the applicable Purchase Agreement, any applicable Governing Document and applicable law) (i) in respect of the Subsidiary Debt Securities, will be validly issued and will constitute binding obligations of CF Industries enforceable against CF Industries in accordance with their terms and (ii) in respect of the Parent Guarantee, will constitute a binding obligation of CF Holdings enforceable against CF Holdings in accordance with its terms.

CF Industries Holdings, Inc.

CF Industries, Inc.

November 6, 2025

5.             When, as and if (a) any shares of Preferred Stock underlying the Depositary Shares have been duly authorized and established and, if appropriate, reserved for issuance and sale in accordance with the applicable Deposit Agreement, CF Holdings’ organizational documents and applicable law, (b) appropriate corporate or organizational action has been taken by CF Holdings to authorize the form, terms, execution and delivery of the Deposit Agreement and the Depositary Shares, and the Deposit Agreement has been duly executed and delivered by the Depositary and CF Holdings in accordance with such authorization, (c) the shares of Preferred Stock represented by the Depositary Shares have been duly issued and delivered to the Depositary under the applicable Deposit Agreement, and (d) the depositary receipts evidencing the Depositary Shares have been duly executed, attested, issued and delivered by the Depositary and/or duly authorized officers of CF Holdings against payment in accordance with the applicable authorization, applicable Purchase Agreement, applicable Deposit Agreement and applicable law, such Depositary Shares will be validly issued and will constitute binding obligations of CF Holdings enforceable against CF Holdings in accordance with their terms.

6.             When, as and if (a) any Warrants have been duly authorized and duly established in accordance with applicable law, (b) appropriate corporate action has been taken by CF Holdings to authorize the form, terms, execution and delivery of the Warrant Agreement and the Warrants and the Warrant Agreement has been duly executed and delivered by the Warrant Agent and CF Holdings in accordance with such authorization, (c) Warrants with such terms have been duly executed, attested, issued and delivered by the Warrant Agent and/or duly authorized officers of CF Holdings against payment in accordance with such authorization, the applicable Purchase Agreement, applicable Warrant Agreement and applicable law, and (d) the Securities issuable upon exercise of such Warrants have been duly authorized and reserved for issuance by all necessary corporate or organizational action and, in the case of Warrants to purchase Parent Debt Securities or Subsidiary Debt Securities, when the terms of such Parent Debt Securities or Subsidiary Debt Securities have been duly authorized and duly established in accordance with the terms of the applicable Indenture, applicable law and the appropriate corporate or organizational action and, in the case of Warrants to purchase Common Stock or Preferred Stock, that the exercise price of such Warrants consists of legal consideration in excess of the par value of such securities, such Warrants will be validly issued and will constitute binding obligations of CF Holdings enforceable against CF Holdings in accordance with their terms.

CF Industries Holdings, Inc.

CF Industries, Inc.

November 6, 2025

7.             When, as and if (a) any Stock Purchase Contracts have been duly authorized and duly established in accordance with applicable law, (b) appropriate corporate action has been taken by CF Holdings to authorize the form, terms, execution and delivery of such Stock Purchase Contracts, (c) Stock Purchase Contracts with such terms have been duly executed, attested, issued and delivered by any applicable Governing Document Counterparty and/or duly authorized officers of CF Holdings against payment in accordance with such authorization, the applicable Purchase Agreement, applicable Stock Purchase Contract and applicable law, and (d) the Common Stock issuable upon exercise of such Stock Purchase Contracts has been duly authorized and reserved for issuance by all necessary corporate or organizational action, such Stock Purchase Contracts will be validly issued and will constitute binding obligations of CF Holdings enforceable against CF Holdings in accordance with their terms.

8.             When, as and if (a) any Stock Purchase Units have been duly authorized and duly established in accordance with applicable law, (b) appropriate corporate action has been taken by CF Holdings to authorize the form, terms, execution and delivery of the Stock Purchase Units (including a form of certificate evidencing the Stock Purchase Units) and the related Unit Agreement, (c) the related Unit Agreement has been duly executed and delivered by any applicable Governing Document Counterparty and CF Holdings in accordance with such authorization, (d) the Stock Purchase Units with such terms have been duly executed, attested, issued and delivered by any applicable Governing Document Counterparty and/or duly authorized officers of CF Holdings against payment in accordance with such authorization, the applicable Purchase Agreement, applicable Unit Agreement and applicable law, and (e) the Common Stock and any other Securities issuable upon exercise of such Stock Purchase Units have been duly authorized and reserved for issuance by all necessary corporate or organizational action and, in the case of any Parent Debt Securities issuable thereunder, the terms of such Parent Debt Securities have been duly authorized and duly established in accordance with the terms of the Parent Debt Indenture, applicable law and the appropriate corporate action, such Stock Purchase Units will be validly issued and will constitute binding obligations of CF Holdings enforceable against CF Holdings in accordance with their terms.

CF Industries Holdings, Inc.

CF Industries, Inc.

November 6, 2025

Our opinions expressed above that any particular contract constitutes a valid and binding obligation or is enforceable in accordance with its terms (each, an “enforceability opinion”) is subject to: (i) the effect of bankruptcy, insolvency, fraudulent conveyance and other similar laws and judicially developed doctrines in this area, such as substantive consolidation and equitable subordination; (ii) the effect of general principles of equity; and (iii) other commonly recognized statutory and judicial constraints on enforceability, including statutes of limitations. “General principles of equity” include but are not limited to: (A) principles limiting the availability of specific performance and injunctive relief; (B) principles which limit the availability of a remedy under certain circumstances where another remedy has been elected; (C) principles requiring reasonableness, good faith and fair dealing in the performance and enforcement of an agreement by the party seeking enforcement; (D) principles which may permit a party to cure a material failure to perform its obligations; and (E) principles affording equitable defenses such as waiver, laches and estoppel. It is possible that terms in a particular contract covered by our enforceability opinion may not prove enforceable for reasons other than those explicitly cited in this opinion should an actual enforcement action be brought, but (subject to all the exceptions, qualifications, exclusions and other limitations contained in this opinion ) such unenforceability would not in our opinion prevent the party entitled to enforce that contract from realizing the principal benefits purported to be provided to that party by the terms in that contract which are covered by our enforceability opinion.

Our advice is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware. None of the opinions or other advice contained in this letter considers or covers any foreign or state securities (or “blue sky”) laws or regulations. We have assumed the Governing Documents will be governed by, and construed in accordance with, the laws of the State of New York.

We express no opinion with respect to the enforceability of (i) consents to, or restrictions upon, judicial relief or jurisdiction or venue; (ii) waivers of rights or defenses with respect to stay, extension or usury laws; (iii) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights; (iv) waivers of broadly or vaguely stated rights; (v) provisions for exclusivity, election or cumulation of rights or remedies; (vi) provisions authorizing or validating conclusive or discretionary determinations; (vii) grants of setoff rights; (viii) provisions for the payment of attorneys’ fees where such payment is contrary to law or public policy; (ix) proxies, powers and trusts; (x) restrictions upon non-written modifications and waivers; (xi) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property; (xii) any provision to the extent it requires any party to indemnify any other person against loss in obtaining the currency due following a court judgment in another currency; (xiii) provisions for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty; and (xiv) any rights to contribution or indemnification which may be violative of public policy underlying any law, rule or regulation (including federal or state securities law, rule or regulation) or the enforceability of any so called fraudulent conveyance or fraudulent transfer “savings clause” (and any similar provision in any other document or agreement) to the extent such provisions purport to limit the amount of the obligations of any party or the right to contribution of any other party with respect to such obligations. In addition, we express no opinion with respect to (i) whether acceleration of the Parent Debt Securities or the Subsidiary Debt Securities may affect the collectability of that portion of the stated principal amount thereof that might be determined to constitute unearned interest thereon, (ii) compliance with laws relating to permissible rates of interest or (iii) the creation, validity, perfection or priority of any security interest or lien.

CF Industries Holdings, Inc.

CF Industries, Inc.

November 6, 2025

The enforceability opinion related to the Parent Guarantees is further subject to the effect of rules of law that may render guarantees unenforceable under circumstances where, in the absence of an effective consent or waiver by CF Holdings (as to which we express no opinion herein), actions, failures to act or waivers, amendments or replacement of the Subsidiary Debt Indenture or the Subsidiary Debt Securities so radically change the essential nature of the terms and conditions of the guaranteed obligations and the related transactions that, in effect, a new relationship has arisen between the Subsidiary Debt Trustee and CF Industries or CF Holdings, as applicable, which is substantially and materially different from that presently contemplated by the Subsidiary Debt Indenture and the Subsidiary Debt Securities.

To the extent that the obligations of CF Industries and CF Holdings, as applicable, under any Governing Document may be dependent on such matters, we assume for purposes of this opinion that the applicable Governing Document Counterparty is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the applicable Governing Document Counterparty is duly qualified to engage in the activities contemplated by the applicable Governing Document; that the applicable Governing Document has been duly authorized, executed and delivered by the applicable Governing Document Counterparty and constitutes the legally valid and binding obligations of such Governing Document Counterparty, enforceable against such Governing Document Counterparty in accordance with its terms; that the applicable Governing Document Counterparty is in compliance, generally and with respect to acting as Trustee, Warrant Agent, Depositary or other Governing Document Counterparty, as the case may be, under the applicable Governing Document, with all applicable laws and regulations; and that the applicable Governing Document Counterparty has the requisite organizational and legal power and authority to perform its obligations under the applicable Governing Document.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

CF Industries Holdings, Inc.

CF Industries, Inc.

November 6, 2025

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. The Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect. This opinion speaks only as of the date hereof and we assume no obligation to revise or supplement this opinion after the date hereof.

This opinion is furnished to you in connection with the filing of the Registration Statement and in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act, and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act.

Sincerely,

/s/ Kirkland & Ellis LLP
KIRKLAND & ELLIS LLP